UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2015 (June 22, 2015)

New Senior Investment Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36499	80-0912734
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas New York, New York	10105
(Address of principal executive offices)	(Zip code)

212-479-3140

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On June 22, 2015, New Senior Investment Group Inc. (“New Senior”), through a wholly owned subsidiary (collectively, the “Purchaser”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”), by and among the Purchaser and the Sellers named therein (collectively, the “Seller”). Each Seller is an affiliate of Holiday Acquisition Holdings LLC (“Holiday”). Holiday is majority-owned by private equity funds managed by an affiliate of Fortress Investment Group LLC (“Fortress”). New Senior is externally managed by an affiliate of Fortress. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, the Purchaser will acquire independent senior living housing properties (the “Facilities” or the “Timber Portfolio”) from the Seller, either directly or by acquisition of the special purpose entity that owns the applicable Facility, for approximately $640 million in cash, subject to certain adjustments and customary prorations (the “Acquisition”). Upon execution of the Purchase Agreement, Purchaser made an earnest money deposit equal to $5 million. New Senior expects to fund the purchase price with a combination of cash on hand and debt and equity financings.

The Timber Portfolio includes 28 properties and 3,298 units located across 21 states, including five states in which New Senior does not currently own any properties (Arizona, South Dakota, South Carolina, Hawaii and Indiana). Following the completion of the Acquisition, New Senior’s portfolio will span 37 states. The Timber Portfolio had an average occupancy rate of 88% for May 2015, compared to the occupancy rate of New Senior’s existing managed portfolio of approximately 84%. Holiday currently operates the Timber Portfolio, and as a condition precedent to closing of the Acquisition, New Senior will enter into a management agreement with Holiday for Holiday to continue to operate the Timber Portfolio following the closing of the Acquisition.

The Purchase Agreement provides, among other things, for the closing of the Acquisition (the “Closing”) to occur on July 30, 2015, subject to Purchaser’s right to extend the closing date to a date not later than August 15, 2015 and, upon the payment of an additional earnest money deposit, again to a date not later than September 15, 2015. In addition to the foregoing, Seller has the right to adjourn the closing for a period of not more than 30 days, in the aggregate, as necessary in order to remove title defects or satisfy any closing conditions. Purchaser’s obligation to consummate the transactions contemplated by the Purchase Agreement is subject to the satisfaction of certain customary conditions precedent. If any such condition precedent has not been satisfied on or before the applicable closing date, Purchaser may, at its option, either waive such condition and proceed to close the Acquisition or terminate the Purchase Agreement and receive a return of its earnest money deposit.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1, and the terms of which are incorporated herein by reference.

The Company is also providing certain financial information with respect to the proposed Acquisition. Specifically, this Current Report on Form 8-K provides: (1) the Company’s unaudited pro forma combined financial information relating to the proposed Acquisition and other transactions described therein, attached hereto as Exhibit 99.1 and (2) the Combined Statement of Revenues and Certain Operating Expenses of The Timber Portfolio for the three months ended March 31, 2015 (unaudited) and for the year ended December 31, 2014, attached hereto as Exhibit 99.2. The information in Exhibit 99.2 was provided by Holiday. The information in Exhibits 99.1 and 99.2 is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 22, 2015, New Senior issued a press release announcing the Acquisition. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.3 hereto) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events

New Senior is also filing this Current Report on Form 8-K as a result of the adoption of a new accounting standard, described in more detail below. The financial and other information in New Senior’s Annual Report on Form 10-K for the year ended December 31, 2014 (“2014 Form 10-K”) that is affected by the adoption of the new accounting standard has been revised, and such revised information is incorporated herein by reference.

All other information in New Senior’s 2014 Form 10-K has not been updated for events or developments that occurred subsequent to its filing with the U.S. Securities and Exchange Commission on February 26, 2015. For developments since the filing of the 2014 Form 10-K, please refer to New Senior’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015, filed on May 8, 2015 and New Senior’s other Current Reports on Form 8-K filed since February 26, 2015.

Change in Accounting Principle

New Senior is filing this Current Report on Form 8-K to also disclose the retrospective impact of the early adoption of the Financial Accounting Standard Board’s amended accounting standard Simplifying the Presentation of Debt Issuance Costs (Accounting Standards Update No. 2015-03) on its historical financial statements included in New Senior’s 2014 Form 10-K. The standard requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts.

Forward-Looking Statements

Certain items in this Form 8-K (and the exhibits hereto) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, New Senior’s expectations with respect to the completion of the Acquisition, including in respect of the satisfaction of the closing conditions contained in the Purchase Agreement; the source of funds used to fund the purchase price for the Acquisition; and the entry by New Senior into management agreements with Holiday relating to the Facilities, which remains subject to the approval of New Senior’s Board of Directors and the completion of the Acquisition. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. New Senior can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this Form 8-K (and the exhibits hereto). New risks and uncertainties emerge from time to time, and it is not possible for New Senior to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this Form 8-K. New Senior expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Senior’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The Combined Statements of Revenues and Certain Operating Expenses of the Timber Portfolio for the three months ended March 31, 2015 (unaudited) and the year ended December 31, 2014 are hereby incorporated by reference to Exhibit 99.2 hereto. The Timber Portfolio will be acquired from unrelated parties. The Company is not aware, after reasonable inquiry, of any material factors relating to the operations of the Timber Portfolio, other than as disclosed herein, that would cause the reported historical financial information not to be necessarily indicative of future operating results. Material factors considered by the Company relating to the operations of the properties in assessing the acquisition of the Timber Portfolio include the number of units, occupancy rates, the geographical locations and the rent revenue as described elsewhere in this Current Report on Form 8-K.

(b) Pro Forma Financial Information

The unaudited pro forma combined financial information as of and for the three months ended March 31, 2015 and for the year ended December 31, 2014 of New Senior and the notes thereto are hereby incorporated by reference to Exhibit 99.1 hereto and the related notes thereto.

(d) Exhibits

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated as of June 22, 2015, by and among the purchaser named therein and the sellers named therein.**

99.1	Unaudited pro forma combined financial information as of and for the three months ended March 31, 2015 and for the year ended December 31, 2014 of New Senior, and the related notes thereto.

99.2	Combined Statement of Revenues and Certain Operating Expenses of The Timber Portfolio for the three months ended March 31, 2015 (unaudited) and the year ended December 31, 2014.

99.3	Press Release announcing the Acquisition.

99.4	Revised Financial Information and Disclosures from New Senior Investment Group Inc.’s Annual Report on Form 10-K for the Year Ended December 31, 2014.

101.INS*	XBRL Instance Document.

101.SCH*	XBRL Taxonomy Extension Schema Document.

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document.

*	XBRL (Extensible Business Reporting Language) information is furnished and not filed for purposes of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934.
**	The schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW SENIOR INVESTMENT GROUP INC.

Date: June 22, 2015	By:	/s/ Justine A. Cheng
	Name:	Justine A. Cheng
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated as of June 22, 2015, by and among the purchaser named therein and the sellers named therein.**

99.1	Unaudited pro forma combined financial information as of and for the three months ended March 31, 2015 and for the year ended December 31, 2014 of New Senior, and the related notes thereto.

99.2	Combined Statement of Revenues and Certain Operating Expenses of The Timber Portfolio for the three months ended March 31, 2015 (unaudited) and the year ended December 31, 2014.

99.3	Press Release announcing the Acquisition.

99.4	Revised Financial Information and Disclosures from New Senior Investment Group Inc.‘s Annual Report on Form 10-K for the Year Ended December 31, 2014.

101.INS*	XBRL Instance Document.

101.SCH*	XBRL Taxonomy Extension Schema Document.

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document.

*	XBRL (Extensible Business Reporting Language) information is furnished and not filed for purposes of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934.
**	The schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the SEC upon request.

5